Exhibit 4g

           50,000 Shares of Series B Convertible Preferred Stock

                      CLEAN DIESEL TECHNOLOGIES, INC.

      Series B Convertible Preferred Stock (par value $0.05 per share)

                    Initially Offered Pursuant to Rights
                        Distributed to Shareholders



To Securities Dealers, Commercial Banks,
  Brokers, Trust Companies and Other Nominees:

     Enclosed are a Prospectus, dated ___________ ____, 1998 (the "Prospectus"), and Instructions as to Use of Rights Certificates (the "Instructions"), relating to the offering of up to 50,000 shares of Series B Convertible Preferred Stock, par value $0.05 per share (the "Series B Preferred Stock"), of Clean Diesel Technologies, Inc. (the "Company), at a subscription price of $_______ per share in cash, pursuant to transferable subscription rights ("Rights") initially distributed to holders of record ("Record Date Holders") of the Company's outstanding common shares, par value $0.05 per share (the "Common Shares") as of the close of business on _______ __, 1998 (the "Record Date"); provided, however, that Rights will not be distributed to and may not be exercised by, Record Date Holders who reside in jurisdictions where the Rights have not been registered or where an exemption from registration is not available, as described more fully in the Prospectus. The Rights are described in the Prospectus and evidenced by a Rights Certificate (a "Rights Certificate") registered in your name or the name of your nominee.

     Each beneficial owner of the Company's Common Shares registered in your name or the name of your nominee is entitled to one Right for each 50 Common Shares so owned by such beneficial owner on the Record Date and each share of Series B Preferred Stock will be immediately convertible, at no cost to the holder thereof, into 33 Common Shares. No fractional Rights or cash in lieu thereof will be distributed or paid.

     We are asking you to contact your clients for whom you hold the Company's Common Shares registered in your name, or in the name of your nominee to obtain instructions with respect to the Rights. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the sale of Series B Preferred Stock to a Rights Holder upon exercise of Rights, subject to certain exceptions described in the Prospectus and the Rights Certificate.

     Enclosed are copies of the following documents:

     1.   The Prospectus;

     2.   The Instructions;

     3. A form letter which may be sent to your clients for whose accounts you hold shares of the Company's Common Shares registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Rights;

     4.   Rights Certificates;

     5.   A Nominee Holder Oversubscription Certification; and

     6.   A Notice of Guaranteed Delivery.

     Your prompt action is requested. The Rights will expire at 5:00 p.m. Eastern Standard Time, on ___________ __, 1998, unless extended by the Company (the "Expiration Date").

     TO EXERCISE RIGHTS, PROPERLY COMPLETED AND EXECUTED RIGHT CERTIFICATE(S) (UNLESS THE GUARANTEED DELIVERY PROCEDURES ARE COMPLIED
WITH) AND PAYMENT IN FULL FOR ALL RIGHTS EXERCISED MUST BE DELIVERED TO THE SUBSCRIPTION AGENT AS INDICATED IN THE PROSPECTUS PRIOR TO THE EXPIRATION DATE. EXERCISE OF OVERSUBSCRIPTION PRIVILEGES (AS DEFINED IN THE PROSPECTUS) MUST BE ACCOMPANIED BY A COMPLETE NOMINEE HOLDER OVERSUBSCRIPTION CERTIFICATION.

     THE RIGHTS WILL ONLY BE GRANTED TO, AND MAY ONLY BE EXERCISED BY, INVESTORS RESIDING IN THE FOLLOWING JURISDICTIONS WHERE THE SECURITIES OFFERED HEREBY HAVE BEEN REGISTERED WITH THE APPROPRIATE SECURITIES REGULATORY AUTHORITIES OR WHERE AN EXEMPTION FROM SUCH REGISTRATION IS
AVAILABLE: OUTSIDE THE UNITED STATES AND IN COLORADO, CONNECTICUT, THE DISTRICT OF COLUMBIA, ILLINOIS, INDIANA, IOWA, KANSAS, MAINE, MARYLAND, MASSACHUSETTS, NEVADA, NEW JERSEY, NEW YORK, NORTH CAROLINA, RHODE ISLAND, VERMONT, VIRGINIA AND WASHINGTON. RIGHTS WILL NOT BE DISTRIBUTED TO HOLDERS WHO RESIDE IN STATES WHERE THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED OR WHERE AN EXEMPTION FROM REGISTRATION IS NOT AVAILABLE. IN ADDITION, THE SERIES B PREFERRED STOCK MAY NOT BE TRANSFERRED TO RESIDENTS OF ANY OF THE FOLLOWING STATES: ARIZONA, FLORIDA, GEORGIA, OHIO, PENNSYLVANIA OR TEXAS.

     Additional copies of the enclosed materials may be obtained from, and Rights holders requesting assistance or information may call, the Information Agent, ChaseMellon Shareholder Services at 888-224-2745 in the U.S. or Computershare Services, P.L.C. at 1179-370-672 in the U.K.

                                    Very truly yours,

                                    CLEAN DIESEL TECHNOLOGIES, INC.


                                    -------------------------------

                                    Jeremy D. Peter-Hoblyn
                                    President and Chief Executive Officer

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY, THE SUBSCRIPTION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE COMMON STOCK, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERING, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE SUBSCRIPTION DOCUMENTS.